UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 22, 2009

Global Crossing Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-16201	980189783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

WESSEX HOUSE, 45 REID STREET, HAMILTON, Bermuda	HM12
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 296-8600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Indenture

On September 22, 2009, Global Crossing Limited (the “Company”) issued $750 million aggregate principal amount of 12% Senior Secured Notes due 2015 (the “GCL Notes”). The GCL Notes were issued pursuant to an indenture, dated as of September 22, 2009 (the “Indenture”), among the Company, each of the guarantors identified therein (collectively, the “Guarantors”), and Wilmington Trust FSB, as trustee (the “Trustee”). The description of the Indenture contained in this report is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 to this report and incorporated herein by reference.

The GCL Notes mature on September 15, 2015. The GCL Notes bear interest at a rate of 12% per annum, computed on the basis of a 360-day year composed of twelve 30-day months and payable on March 15 and September 15 of each year, beginning on March 15, 2010.

The obligations under the GCL Notes are guaranteed (the “Guarantees”) by all of the Company’s direct and indirect subsidiaries other than the subsidiaries comprising the segment consisting of Global Crossing (UK) Telecommunications Limited and its subsidiaries and certain other subsidiaries.

The GCL Notes and the Guarantees are senior obligations, and rank equally in right of payment with all of the Company’s and the Guarantors’ other existing and future senior indebtedness. The GCL Notes are secured by a first-priority lien, subject to certain exceptions and permitted liens, on the Company’s and certain of the Guarantor’s existing and future assets. See “Collateral Agency Agreement” below.

On or after September 15, 2012, the Company may redeem all or a part of the GCL Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest and special interest, if any, to the applicable redemption date. In addition, at any time prior to September 15, 2012, the Company may, on one or more than one occasion, redeem some or all of the GCL Notes at any time at a redemption price equal to 100% of the principal amount of the GCL Notes redeemed, plus a “make-whole” premium, and accrued and unpaid interest and special interest, if any, to, the applicable redemption date. At any time prior to September 15, 2012, the Company may also redeem up to 35% of the aggregate principal amount of GCL Notes, using the proceeds of certain qualified equity offerings, at a redemption price of 112% of the principal amount thereof.

If the Company experiences specified change of control events, the Company must offer to repurchase the GCL Notes at a repurchase price equal to 101% of the principal amount of the GCL Notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date.

If the Company sells assets under specified circumstances, the Company must offer to repurchase the GCL Notes at a repurchase price equal to 100% of the principal amount of the GCL Notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date.

The Indenture contains covenants that, among other things, restrict the ability of the Company and its restricted subsidiaries to:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	create liens;

•	pay dividends, make investments or make other restricted payments;

•	sell assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s or their assets;

•	enter into transactions with affiliates; and

•	designate subsidiaries as unrestricted.

These covenants are subject to a number of important limitations and exceptions.

The Indenture provides for customary events of default. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding GCL Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in principal amount of the then outstanding GCL Notes may declare all the notes to be due and payable immediately.

The GCL Notes and the Guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The GCL Notes were issued at a price of 97.944%. Of the net proceeds received, after underwriting discounts and related expenses paid at closing, from the issuance of the GCL Notes:

•

the Company applied $348 million to prepay all outstanding obligations (including principal, accrued and unpaid interest and a 1% call protection payment) under its existing senior secured term loan agreement, dated May 9, 2007 (as amended, the “Term Loan Agreement”), among the Company, the subsidiary guarantors party thereto, Goldman Sachs Credit Partners L.P. and Credit Suisse Securities (USA) LLC;

•

the Company applied $237 million to fund the purchase by GC Impsat Holdings I Plc, a wholly-owned subsidiary of the Company (“GC Impsat”), of $223.8 million of the $225 million aggregate principal amount outstanding of GC Impsat’s 9.875% Senior Notes due 2017 (the “GC Impsat Notes”) which were validly tendered and not withdrawn in the previously announced tender offer and consent solicitation by GC Impsat, and the payment of related consent fees and accrued and unpaid interest; and

•	the Company retained $125 million for general corporate purposes.

In connection with the prepayment of loans outstanding under the Term Loan Agreement, the Term Loan Agreement was terminated as a result of all parties having completed their obligations under such agreement. The indenture governing the GC Impsat Notes remains in effect with respect to those GC Impsat Notes that remain outstanding, as modified by the previously announced Supplemental Indenture. See Item 3.03 below.

Collateral Agency Agreement

In connection with the issuance of the GCL Notes, the Company entered into the Collateral Agency Agreement, dated as of September 22, 2009 (the “Collateral Agency Agreement”), by and among the Company, certain of the Guarantors party thereto (together with the Company, the “Grantors”) and Wilmington Trust FSB, in its capacity as trustee under the Indenture referred to above as well as collateral agent. The description of the Collateral Agency Agreement contained in this report is qualified in its entirety by reference to the complete text of the Collateral Agency Agreement, a copy of which is filed as Exhibit 4.2 to this report and incorporated herein by reference.

The Collateral Agency Agreement sets forth the terms on which the collateral agent will receive, hold and distribute the proceeds of any property and assets of any Grantor encumbered by liens securing both (1) the present and future holders of the obligations in respect of the GCL Notes, including additional notes issued under the Indenture from time to time, and (2) one or more series of pari passu obligations (such property and assets, the “Common Collateral”; the obligations secured thereby collectively, the “Secured Obligations”; and the holders thereof collectively, the “Secured Debtholders”).

Pursuant to the Collateral Agency Agreement, all liens on Common Collateral granted at any time to secure any Secured Obligations will secure equally and ratably all of the Secured Obligations, and all proceeds from any exercise of rights or remedies with respect to any Common Collateral will be allocated and distributed equally and ratably on account of the Secured Obligations. Upon receiving notice in writing of the occurrence and continuance of an event of default under any agreement evidencing any series of Secured Obligations, in each case after any applicable notice requirement has been satisfied and any applicable cure period has expired (an “Actionable Default”), the collateral agent shall send written notice of such Actionable Default to the trustee or agent, as applicable, with respect to each other series of Secured Obligations, and thereafter the collateral agent will follow the direction of the holders of a majority in principal amount of all Secured Obligations (excluding hedging obligations and obligations with respect to treasury management arrangements) as to the initiation and exercise of any rights or remedies of secured creditors (or the forbearance from exercising any such rights and remedies) with respect to the Company and its subsidiaries or Common Collateral.

After the occurrence of an Actionable Default and the exercise of rights or remedies (or sale or transfer in lieu thereof) with respect to any Common Collateral as a consequence thereof, all proceeds of Common Collateral will be applied in the following order of priority:

(1)	first, to pay administrative expenses (including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals) and reasonable compensation of the collateral agent, the trustee, any agent for lenders under the revolving facility (if applicable) and/or any agent of any other Secured Debtholders for services rendered in connection with the administration of Common Collateral;

(2)	second, to pay, equally and ratably, all amounts then due and payable (including as a result of acceleration or automatic acceleration) under each series of Secured Obligations;

(3)	third, to the extent of any remaining proceeds after application pursuant to clauses (1) and (2) above, if any series of Secured Obligations or portion thereof remains unpaid, such proceeds will be held as collateral for such Secured Obligations until satisfied in full, and applied from time to time to such Secured Obligations as they become due; and

(4)	fourth, to the extent of any remaining proceeds after application pursuant to clauses (1), (2) and (3), above, to the applicable Grantor or its successors or assigns, or as a court of competent jurisdiction may direct.

If at any time the collateral agent receives an officer’s certificate from the Company stating that the collateral agent is required by the Indenture and any additional agreement governing Secured Obligations or by an act of the Secured Debtholders to release any property of the Company or any other Grantor described in such certificate from any lien granted by a collateral document specified in such certificate and that no event of default is continuing on the date of such certificate or will result from the release of such lien, accompanied by the proposed instrument releasing such lien as to such property and a written opinion from legal counsel, then the collateral agent will, within five business days, execute (and if necessary acknowledge in recordable form) such proposed instrument and deliver it to the Company or such other Grantor in order to release such lien. In connection with the execution of any such instrument, the collateral agent will be authorized to authorize, execute, deliver and/or file amendments to UCC financing statements, deeds, mortgages, registrations, charges or other public records of the security interest (and to execute powers of attorney to effectuate the foregoing in any jurisdiction) to evidence the release of such lien.

The Collateral Agency Agreement may be amended or supplemented from time to time by written agreement of the Company and other Grantors party thereto and the collateral agent, acting as directed by an act of the Secured Debtholders. No amendment or supplement to the provisions of the Collateral Agency Agreement or any of the other collateral documents that reduces, impairs or adversely affects the right of any Secured Debtholder to share equally and ratably in the proceeds of any Common Collateral that has not been released in accordance with the provisions of the Collateral Agency Agreement will become effective without the consent of such Secured Debtholder.

Registration Rights Agreement

In connection with the issuance of the GCL Notes, the Company and the Guarantors entered into a registration rights agreement, dated September 22, 2009, with the initial purchasers of the GCL Notes (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company and the Guarantors are required to use commercially reasonable efforts to have an exchange offer registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on or prior to 365 days of September 22, 2009 (the “Registration Deadline”), enabling holders to exchange the GCL Notes for registered notes with terms substantially identical to the terms of the GCL Notes. The Registration Deadline may be extended for an additional 90 days in the event that the Company has not received all regulatory or other approvals necessary for certain of the Guarantors to provide full and unconditional guarantees. Under specified circumstances, including if the exchange offer would not be permitted by applicable law or SEC policy, the Registration Rights Agreement would require that the Company and the Guarantors file a shelf registration statement for the resale of the GCL Notes. If the Company and the Guarantors default on their registration obligations under the Registration Rights Agreement, additional interest (referred to as special interest), up to a maximum amount of 1.0% per annum, will be payable on the GCL Notes until all such registration defaults are cured. The description of the Registration Rights Agreement contained in this report is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this report and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modification to Rights of Security Holders.

On September 22, 2009, GC Impsat accepted for purchase of $223.8 million aggregate principal amount of the GC Impsat Notes, representing all of the GC Impsat Notes that were validly tendered and not validly withdrawn pursuant to its previously announced cash tender offer (“Tender Offer”). Upon such acceptance to purchase GC Impsat Notes representing at least a majority in principal amount of the GC Impsat Notes outstanding, the amendments to the indenture governing the GC Impsat Notes (the “GC Impsat Indenture”) set forth in that certain supplemental indenture dated September 10, 2009 (and filed with the Commission on Form 8-K on September 11, 2009) became operative. Accordingly, most of the restrictive covenants and certain events of default contained in the indenture governing the remaining $1.2 million aggregate principal amount of GC Impsat Notes have been eliminated.

Item 8.01.	Other Events

The information set forth under Items 1.01 and 3.03 are incorporated herein by reference.

On September 22, 2009, the Company issued a press release announcing that it had completed its previously announced offering of the GCL Notes. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On September 22, 2009, GC Impsat issued a press release announcing that it had accepted for purchase all of the GC Impsat Notes, that were validly tendered and not validly withdrawn pursuant to the Tender Offer, a copy of which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Crossing Ltd.

September 25, 2009	By:	Mitchell C. Sussis

/s/ MITCHELL C. SUSSIS
	Name:	Mitchell C. Sussis
	Title:	Senior Vice President, Secretary and Deputy General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit
4.1	Indenture, dated September 22, 2009, by and among Global Crossing Limited, each of the guarantors identified therein, and Wilmington Trust FSB, as trustee.

4.2	Collateral Agency Agreement, dated as of September 22, 2009, by and among Global Crossing Limited and Wilmington Trust FSB, both as collateral agent and indenture trustee.

4.3	Exchange and Registration Rights Agreement, dated September 22, 2009, by and among Global Crossing Limited, the guarantors identified therein and the initial purchasers.

99.1	Press Release, dated September 22, 2009, of Global Crossing Limited.

99.2	Press Release, dated September 22, 2009, of GC Impsat Holdings I Plc.